                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of Temple-Inland Inc. of our report dated January 30, 1998, included in the 1997 Annual Report to Shareholders of Temple-Inland Inc.

     We consent to the incorporation by reference in each of the following Registration Statements filed by Temple-Inland Inc. and in each related Prospectus of our report dated January 30, 1998, with respect to the consolidated financial statements of Temple-Inland Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended January 3, 1998, and our report dated January 30, 1998, with respect to the financial statement schedule included in this Annual Report (Form 10-K) for the year ended January 3, 1998.

REGISTRATION
STATEMENT NO.                   PURPOSE
-------------                   -------
No. 2-88202           Post-Effective Amendment Number 3 on Form S-8
No. 33-23132          Registration Statement on Form S-8
No. 33-25650          Post-Effective Amendment Number 1 on Form S-8
No. 33-27286          Post-Effective Amendment Number 1 on Form S-8
No. 33-32124          Post-Effective Amendment Number 2 on Form S-8
No. 33-43802          Registration Statement on Form S-8
No. 33-48034          Registration Statement on Form S-8
No. 33-54388          Registration Statement on Form S-8
No. 33-63104          Registration Statement on Form S-8
No. 333-27469         Registration Statement on Form S-8


                                    /s/  ERNST & YOUNG LLP

Houston, Texas
March 26, 1998